SCHEDULE 14C INFORMATION

       Information Statement Pursuant to Section 14(c) of the Securities
                         Exchange Act of 1934 (Amendment No.)
                             Filed by the Registrant [X]
                    Filed by a Party other than the Registrant [_]

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[ ] Preliminary Information Statement
[ ] CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY (AS PERMITTED BY RULE 14C-5(d)(2))
[X] Definitive Information Statement

                                SEAWRIGHT HOLDINGS, INC.
                  (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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computed pursuant to Exchange Act Rule 0-11 (set forth the
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[ ] Fee paid previously with preliminary materials.

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                            SEAWRIGHT HOLDINGS, INC.
                 600 Cameron Street, Alexandria Virginia 22134

                              INFORMATION STATEMENT

We Are Not Asking for a Proxy and You Are Requested Not to Send
Us a Proxy.

This Information Statement is furnished to the holders of record at the close of business on September 5, 2003 (the "Record Date") of the outstanding capital stock of the Seawright Holdings, Inc. (the "Company") pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with actions that holders of a majority of the outstanding shares of the Company have approved. By written consent on or before September 5, 2003, holders of a majority of the Company's capital stock approved the following actions:

1. The Company acquired a certain parcel of real property located in Mt. Sidney, Virginia. Such real property is described as approximately 140.41 acres, with legal parcel descriptions of #26.94, #26.94A, #27-2, #27-2B and #27-8A. The
address of the real property is 40 Seawright Road, Mt. Sidney, Virginia 24467, between Routes 616 and 804, located in the county of Augusta and shall also consist of any and all improvements located thereon, as well as all right and title to any easements, covenants, and other rights appurtenant, including, but not limited to, all water, condensate, distillate and all products refined therefrom. All such documents underlying this transaction have been disclosed pursuant to a Form 8-K that was filed by the Company on or about October 8, 2003.

2. On or about September 26, 2003, in accordance with the Laws of the State of Delaware, the Company filed an Amended and Restated Certificate of Incorporation whereby the Company changed its name to Seawright Holdings, Inc. and 100,000
Preferred Shares were created.

3. On or about October 3, 2003, certain following rights and preferences of the Preferred Series A Convertible Shares were set: 1) Holders of the Preferred Shares ("Preferred Holders"), in preference to the holders of shares of the Corporation's common stock (the "Common Stock") and to any other capital stock of the Corporation ranking junior to the Preferred Shares, shall be entitled to receive when, as and if declared by the Board out of funds of the Corporation legally available for the payment of dividends, cumulative dividends at the per share rate of ten percent (10%) per annum of the Original Purchase Price of each Preferred Share; in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Preferred Holders shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or to any other series or class of capital stock of the Corporation that does not expressly provide otherwise in its certificate of designation, the Original Purchase Price of the Preferred Shares plus all accrued or declared but unpaid dividends on such shares, but no more. If the assets and funds available for distribution to the Preferred Holders shall be insufficient to pay the stated preferential amounts in full, then the entire assets and funds of the Corporation legally available for distribution to such holders in respect of such shares of stock shall be distributed ratably to the Preferred Holders in proportion to the aggregate liquidation preference for the Preferred Shares held by them; 2) the Preferred Holders shall have the same voting rights as the holders of the Common Stock;
3) each Preferred Holder shall have the option to convert each Preferred Share, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, (i) if such conversion is made on or before the first anniversary of the Original Issue Date, into ten (10) shares of fully paid and nonassessable shares of Common Stock (the "Year One Conversion Ratio") or (ii) if such conversion is made after the first anniversary, but before the second anniversary of the Original Issue Date, into five (5) shares of fully paid and nonassessable shares of Common Stock (the "Year Two Conversion Ratio"); 4) on the second anniversary of the Original Issue Date, if the Preferred Holder has delivered notice to the Corporation, the Preferred Holder shall receive one of, (i) in cash out of legally available funds the Original Purchase Price of the Preferred Shares plus all accrued or declared, but unpaid dividends on such shares (the "Repurchase Price"), but no more; (ii) five (5) shares of Common Stock for each Preferred Share held by the Preferred Holder; (y) for every whole dollar ($1.00) of accrued but unpaid dividends owed to the Preferred Holder pursuant to Section 2(a), one (1) additional share of Common Stock; and (z) any accrued but unpaid dividends remaining after receipt of such shares of Common Stock shall be paid to the Preferred Holder in cash out of legally available funds of the Corporation; or (iii) receive any combination of cash and Common Stock on the same terms provided for in and as described by the Preferred Holder in the notice provided to the Corporation.

4. On or about September 26, 2003, in accordance with the Laws of the State of Delaware, Amended and Restated Bylaws were adopted by the Company.

This Information Statement will be sent to the Company's stockholders of record who are not solicited for their consent of this corporate action.

               By the Order of the Board of Directors

                       December 13, 2003

    /s/Joel Sens, President, Treasurer, Secretary and Director

                          VOTING SECURITIES

     The record date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on September 5, 2003. On such date, the Company had issued and outstanding 5,368,000 shares of $0.001 par value common stock that were entitled to vote on these issues. Each share of Common Stock is entitled to one vote per share on any matter that may properly come before the shareholders and there is no cumulative voting right on any shares. Pursuant to applicable Delaware Law, there are no dissenter's or appraisal rights relating to the matters to be voted. The Company has received majority consent for all of the matters contained within this Information Statement.

                         DESCRIPTION OF SECURITIES.

     Our authorized capital consists of 19,900,000 shares of common stock, par value $0.001 per share, and one hundred thousand shares of Preferred Stock which may be issued in one or more series at the discretion of the Board of Directors, of which 60,000 have been designated as Series A Preferred Stock. As of October 1, 2003, 5,368,000 shares of common stock were issued and outstanding.

Common Stock

     Holders of shares of common stock are entitled to one vote per share on each matter submitted to vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors, and, if they do so, minority stockholders would not be able to elect any members to the Board of Directors. Our Board of Directors has authority, without the action by our shareholders, to issue all or any portion of the authorized but unissued shares of common stock.

     Our stockholders have no pre-emptive rights to acquire additional shares of common stock. The shares are not subject to redemption and carry no subscription or conversion rights.
In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All of the shares of common stock currently issued and outstanding are fully paid and non-assessable. Holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on our shares of common stock and there can be no assurance that we will pay dividends in the foreseeable future.

Series A Convertible Preferred Stock

     Holders of the Preferred Shares ("Preferred Holders"), in preference to the holders of shares of the Corporation's common stock (the "Common Stock") and to any other capital stock of the Corporation ranking junior to the Preferred Shares, shall be entitled to receive when, as and if declared by the Board out of funds of the Corporation legally available for the payment of dividends, cumulative dividends at the per share rate of ten percent (10%) per annum of the Original Purchase Price of each Preferred Share; in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Preferred Holders shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or to any other series or class of capital stock of the Corporation that does not expressly provide otherwise in its certificate of designation, the Original Purchase Price of the Preferred Shares plus all accrued or declared but unpaid dividends on such shares, but no more. If the assets and funds available for distribution to the Preferred Holders shall be insufficient to pay the stated preferential amounts in full, then the entire assets and funds of the Corporation legally available for distribution to such holders in respect of such shares of stock shall be distributed ratably to the Preferred Holders in proportion to the aggregate liquidation preference for the Preferred Shares held by them.

     The Preferred Holders shall have the same voting rights as the holders of the Common Stock. Each Preferred Holder shall have the option to convert each Preferred Share, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, (i) if such conversion is made on or before the first anniversary of the Original Issue Date, into ten (10) shares of fully paid and nonassessable shares of Common Stock (the "Year One Conversion Ratio") or (ii) if such conversion is made after the first anniversary, but before the second anniversary of the Original Issue Date, into five (5) shares of fully paid and nonassessable shares of Common Stock (the "Year Two Conversion Ratio").
On the second anniversary of the Original Issue Date, if the Preferred Holder has delivered notice to the Corporation, the Preferred Holder shall receive one of, (i) in cash out of legally available funds the Original Purchase Price of the Preferred Shares plus all accrued or declared, but unpaid dividends on such shares (the "Repurchase Price"), but no more;
(ii) five (5) shares of Common Stock for each Preferred Share held by the Preferred Holder; (y) for every whole dollar ($1.00) of accrued but unpaid dividends owed to the Preferred Holder pursuant to Section 2(a), one (1) additional share of Common Stock; and (z) any accrued but unpaid dividends remaining after receipt of such shares of Common Stock shall be paid to the Preferred Holder in cash out of legally available funds of the Corporation; or (iii) receive any combination of cash and Common Stock on the same terms provided for in and as described by the Preferred Holder in the notice provided to the Corporation.

Certain Anti-takeover Devices

     We are subject to Section 203 of the Delaware General Corporation Law, which restricts certain transactions and business combinations between a corporation and an "Interested Stockholder" owning 15% or more of the corporation's outstanding voting stock for a period of three years from the date the stockholder becomes an Interested Stockholder. Subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the Interested Stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the Interested Stockholder, or any other transaction that would increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an Interested Stockholder, the Interested Stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain stock plans).

Transfer Agent

     The company has engaged the services of OTR Transfer Agent and Register to act as transfer agent and registrar.

                       ACQUISITION OF REAL PROPERTY

     The Company acquired a certain parcel of real property located in Mt. Sidney, Virginia. Such real property is described as approximately 140.41 acres, with legal parcel descriptions of #26.94, #26.94A, #27-2, #27-2B and #27-8A. The
address of the real property is 40 Seawright Road, Mt. Sidney, Virginia 24467, between Routes 616 and 804, located in the county of Augusta and shall also consist of any and all improvements located thereon, as well as all right and title to any easements, covenants, and other rights appurtenant, including, but not limited to, all water, condensate, distillate and all products refined therefrom. All such documents underlying this transaction have been disclosed pursuant to a Form 8-K that was filed by the Company on or about October 8, 2003.

    AMENDED AND RESTATED CERTIFICATE OF INCORPORATION CHANGING THE
               COMPANY'S NAME TO SEAWRIGHT HOLDINGS, INC.

     On or about September 26, 2003, in accordance with the Laws of the State of Delaware, the Company filed an Amended and Restated Certificate of Incorporation whereby the Company changed its name to Seawright Holdings, Inc. Documents encompassing the Amended and Restated Certificate of Incorporation have been disclosed pursuant to a Form 8-K that was filed by the Company on or about October 8, 2003.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION CREATING THE
RIGHTS AND PREFERENCES OF THE SERIES A PREFERRED SHARES

    On or about September 26, 2003, the Company filed an Amended and Restated Certificate of Incorporation whereby the Company created the rights and preferences of the Series A Convertible Preferred Stock, $0.001 par value. Holders of the Preferred Shares ("Preferred Holders"), in preference to the holders of shares of the Corporation's common stock (the "Common Stock") and to any other capital stock of the Corporation ranking junior to the Preferred Shares, shall be entitled to receive when, as and if declared by the Board out of funds of the Corporation legally available for the payment of dividends, cumulative dividends at the per share rate of ten percent (10%) per annum of the Original Purchase Price of each Preferred Share; in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Preferred Holders shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or to any other series or class of capital stock of the Corporation that does not expressly provide otherwise in its certificate of designation, the Original Purchase Price of the Preferred Shares plus all accrued or declared but unpaid dividends on such shares, but no more. If the assets and funds available for distribution to the Preferred Holders shall be insufficient to pay the stated preferential amounts in full, then the entire assets and funds of the Corporation legally available for distribution to such holders in respect of such shares of stock shall be distributed ratably to the Preferred Holders in proportion to the aggregate liquidation preference for the Preferred Shares held by them.

     The Preferred Holders shall have the same voting rights as the holders of the Common Stock. Each Preferred Holder shall have the option to convert each Preferred Share, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, (i) if such conversion is made on or before the first anniversary of the Original Issue Date, into ten (10) shares of fully paid and nonassessable shares of Common Stock (the "Year One Conversion Ratio") or (ii) if such conversion is made after the first anniversary, but before the second anniversary of the Original Issue Date, into five (5) shares of fully paid and nonassessable shares of Common Stock (the "Year Two Conversion Ratio").
On the second anniversary of the Original Issue Date, if the Preferred Holder has delivered notice to the Corporation, the Preferred Holder shall receive one of, (i) in cash out of legally available funds the Original Purchase Price of the Preferred Shares plus all accrued or declared, but unpaid dividends on such shares (the "Repurchase Price"), but no more;
(ii) five (5) shares of Common Stock for each Preferred Share held by the Preferred Holder; (y) for every whole dollar ($1.00) of accrued but unpaid dividends owed to the Preferred Holder pursuant to Section 2(a), one (1) additional share of Common Stock; and (z) any accrued but unpaid dividends remaining after receipt of such shares of Common Stock shall be paid to the Preferred Holder in cash out of legally available funds of the Corporation; or (iii) receive any combination of cash and Common Stock on the same terms provided for in and as described by the Preferred Holder in the notice provided to the Corporation.

     Documents encompassing the Amended and Restated Certificate of Incorporation have been disclosed pursuant to a Form 8-K that was filed by the Company on or about October 8, 2003.

      AMENDED AND RESTATED BYLAWS WERE ADOPTED BY THE COMPANY

     On or about September 26, 2003, in accordance with the laws of the state of Delaware, Amended and Restated Bylaws were adopted by the Company. Documents encompassing the Amended and Restated Bylaws of the Company have been disclosed pursuant to a Form 8-K that was filed by the Company on or about October 8, 2003.

                       STOCKHOLDER PROPOSALS

     No proposals have been submitted by stockholders of the Company for consideration by the stockholders of the Company.

                   FINANCIAL AND OTHER INFORMATION

     The following documents previously filed by the Company
(File No. 333-56848) with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB containing audited financial statements for the fiscal years ended
December 31, 2002, filed on March 31, 2003, 2002.

     (b) All other reports filed by the Company since March 31, 2003, consisting of the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2003, the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 and the Company's Quarterly Report on
Form 10-QSB for the quarter ended September 30, 2003.

Submitted by:

Joel Sens
President, Treasurer, Secretary and Director

Dated: December 13, 2003